Exhibit 5.1

Sharon D. Mitchell, Attorney at Law
SD Mitchell & Associates, PLC
829 Harcourt Rd. ∙ Grosse Pointe Park, Michigan 48230
(248) 515-6035 (Telephone) ∙ (248) 751-6030 (Facsimile) ∙ sharondmac@att.net

August 5, 2013

Mr. Sath Sivasothy
President
Vyrian Inc.
9894 Bissonnet Street, Suite 488
Houston, Texas 77074

Re:  Form S-1/A5 Registration Statement

Dear Mr. Sivasothy:

You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of Vyrian Inc. (the “Company”) covered by a Form S-1/A5 Registration Statement (“Registration Statement”), filed with the Securities and Exchange Commission for the purpose of registering for resale such securities under the Securities Act of 1933:

1.	949,000 shares of Vyrian Inc. Common Stock, $0.001 par value (“Shares”)

In connection with this opinion, I have examined the corporate records of the Company, including the Company’s Certificate of Incorporation, Bylaws, and the Registration Statement and Prospectus, as well as such other documents and records as I deemed relevant in order to render this opinion.  In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, I am of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.

It is my opinion that the 949,000 shares that are currently issued and outstanding, and that are being offered for resale, have been duly and validly authorized and issued as fully paid and non-assessable shares pursuant to the laws of the State of Nevada and the laws of the United States of America.

Mr. Sath Sivasothy
Vyrian Inc.
05 August 2013

Nothing herein shall be deemed to relate to or to constitute an opinion concerning any matters not specifically set forth above.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding the use of my name under the heading “Interests of Named Experts and Counsel” in the Prospectus constituting a part of such Registration Statement.

With best regards,

Sharon D. Mitchell

/s/ Sharon D. Mitchell